HEALTH FITNESS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(As amended through May 27, 2009)
     The following constitutes the provisions of the Health Fitness Corporation Employee Stock Purchase Plan (the “Plan”) sponsored by Health Fitness Corporation (the “Company”), as amended from time to time.
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Code Section 423.
     2. Definitions.
          2.1 “Administrator” means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.
          2.2 “Board” means the Board of Directors of the Company.
          2.3 “Common Stock” means the Common Stock, $.01 par value, of the Company.
          2.4 “Compensation” means gross pay, including all other amounts such as amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (except to the extent that the exclusion of any such item is specifically directed by the Board or the Committee, in a manner consistent with the requirements of Code Section 423).
          2.5 “Designated Subsidiaries” means those Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          2.6 “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.
          2.7 “Offering Date” means the first day of each Offering Period.
          2.8 “Offering Period” means the period beginning on the date that the option is granted and ending on the date that the option is exercised, as set forth in Paragraph 4.
          2.9 “Subsidiary” means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.
          2.10 “Termination Date” means the last day of each Offering Period.
     3. Eligibility.
          3.1 Any Employee who (i) is regularly scheduled to work at least 20 hours per week, (ii) has been employed by the Company or one of its Designated Subsidiaries for at least 30 days prior to the Offering Date, and (iii) is not designated as an on-call or temporary employee in the Company’s payroll system shall be eligible to participate in the Plan, subject to the limitations imposed by Code Section 423(b). Further, individuals employed as interns or who provide services as independent contractors shall not be eligible to participate in the Plan.
          3.2 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if,

          3.2.1 Immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Code Section 424(d)) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary, or
          3.2.2 The rate of withholding under such option would permit the employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
          3.3 For purposes of Paragraph 3.1, the Administrator shall grant credit for service with such entities as shall be acquired by or as shall become affiliated with the Company from time to time as provided in the applicable asset purchase, merger or similar agreement or as approved by the Company by resolution of the Board.
     4. Offerings. The Plan shall be implemented by one or more offering periods of six months each (hereinafter referred to as an “Offering Period”). Unless otherwise determined by the Administrator, in its discretion, each Offering Periods shall commence on January 1st and July 1st of each year during the term of the Plan, with the first Offering Period commencing January 1, 1996, and ending June 30, 1996. No two Offering Periods shall run concurrently.
     5. Participation.
          5.1 An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company’s Human Resources Department not less than 15 days prior to the applicable Offering Date, or such other date determined by the Administrator for all eligible Employees with respect to the Offering Period.
          5.2 Payroll deductions for a participant shall commence with the first paycheck issued immediately after the Offering Date and shall terminate with the paycheck issued immediately prior to the Termination Date, unless terminated earlier as provided in Paragraph 10.
          5.3 An eligible Employee who elects to participate in an Offering Period shall be deemed to have elected to participate in each subsequent Offering Period unless such participant elects to withdraw from the Plan as provided in Paragraph 10. In that event, such participant must complete a new subscription agreement and file such form with the Company’s Human Resources Department not less than 15 days prior to the Offering Date for the Offering Period in which the participant wishes to participate, or such other date determined by the Administrator.
     6. Payroll Deductions.
          6.1 The participant shall designate in his or her subscription agreement designate a percentage of such participant’s Compensation to be deducted during the Offering Period. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of the participant’s Compensation to be paid during the Offering Period, or such other maximum percentage as the Administrator may establish from time to time; provided, that the participant’s aggregate payroll deductions during the Offering Period shall not exceed ten percent (10%), or such other maximum percentage as may be determined by the Administrator, of the Compensation which the participant would otherwise have received during the Offering Period.
          6.2 Unless the participant elects to withdraw as provided in Paragraph 10, the Company shall continue to withhold from the participant’s Compensation the same percentage specified by the participant in the most recent enrollment form previously completed by the participant in all subsequent Offering Periods; provided, however, that the participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Offering Periods by properly completing a new subscription agreement prior to the Offering Date for such subsequent Offering Period and delivering such form to the Company’s Human Resource Department office by the date provided in Paragraph 5.1.
          6.3 In the event that the participant’s Compensation is, for any reason, increased or decreased during an Offering Period, so that the amount actually withheld on behalf of the participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the Offering Date, then the extent to which the participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations contained herein. In the event of a change in the pay period of any participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the participant.
          6.4 All payroll deductions authorized by a participant shall be credited to the participant’s account under the Plan. A participant may not make any additional payments into such account.
          6.5 A participant may discontinue his or her participation in the Plan as provided in Paragraph 10, but may not decrease or increase the rate of his or her payroll deductions during the Offering Period.
     7. Grant of Option.
          7.1 On each Offering Date, each participant shall be granted an option to purchase (at the option price) that number of whole shares of the Company’s Common Stock determined by dividing the total payroll deductions to be accumulated for the participant during such Offering Period by ninety-five percent (95%) of the fair market value of a share of the Company’s Common Stock at the Termination Date, subject to the limitations set forth in Paragraphs 3.2 and 12 hereof. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Paragraph 7.2 herein.
          7.2 The option price per share shall be ninety-five percent (95%) of the price for a share of the Company’s Common Stock at the close of the regular trading session of the Nasdaq National Market, Nasdaq SmallCap Market or other established securities exchange as of the Termination Date.
          In the event that the Termination Date is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price at the close of the regular trading session on the last preceding trading day. If the Company’s Common Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange, then the option price shall equal ninety-five percent (95%) of the fair market value of such stock as of the Termination Date. Such “fair market value” shall be determined by the Board, in its sole discretion by applying principles of valuation and such other factors the Board determines relevant.
     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Paragraph 10, the participant’s option shall be exercised automatically at the Termination Date, In no event shall the participant be allowed to exercise an option for more shares of Common Stock than can be purchased with the payroll deductions accumulated by the participant in his or her bookkeeping account during such Phase. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.
     9. Delivery. As promptly as practicable after the Termination Date of the Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any accumulated payroll deductions remaining after the exercise of the participant’s option shall be returned to the participant, without interest, as soon as administratively practicable after the Termination Date; provided, however, that the Company may, under rules of uniform application, retain such remaining amount in the participant’s account and apply it toward the purchase of shares of Common Stock in the next succeeding Phase, unless the participant requests a withdrawal of such amount pursuant to Paragraph 10.
     10. Withdrawal: Termination of Employment.
          10.1 A participant may withdraw all, but not less than all, the accumulated payroll deductions credited to his or her account under the Plan any time prior to the Termination Date by giving written notice to the Company on a form provided for such purpose. All of the accumulated payroll deductions credited to the participant’s account will be paid to the participant as soon as practicable after receipt of his or her notice of withdrawal, the participant’s option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period.
          10.2 Upon termination of the participant’s employment for any reason, including retirement or death, the accumulated payroll deductions credited to the participant’s account will be returned to the participant as soon as practicable after such termination of employment or, in the case of the participant’s death, to the person or persons entitled thereto under Paragraph 14, and the participant’s option will be automatically canceled.
          10.3 A participant’s employment shall be deemed to have terminated on the date that the participant ceases to perform any services for the Company. Notwithstanding the foregoing, the participant shall not be deemed to have ceased to be an employee for purposes of the Plan until the 91st day of any bona fide leave of absence approved by the Company or a Designated

Subsidiary (including, but not limited to, a layoff), unless the participant’s right to reemployment is guaranteed either by statute or contract.
          10.4 A participant’s withdrawal from an Offering Period will not have any effect upon the participant’s eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
     11. Interest. No interest shall accrue on the payroll deductions credited to the participant’s account in the Plan.
     12. Stock.
          12.1 The maximum number of shares of the Company’s Common Stock which shall be reserved for sale under the Plan shall be 700,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7.1 hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant’s account as soon as practicable after the termination date of such offering period.
          12.2 The participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to the participant’s option until the date of the issuance of a stock certificate evidencing such shares as provided in Paragraph 9. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 18 hereof.
          12.3 Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Administrator prior to the Termination Date, in the names of the participant and his or her spouse as joint tenants with rights of survivorship, to the extent permitted by law.
     13. Administration. Except for those matters expressly reserved to the Board pursuant to any provision of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:
          13.1 The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;
          13.2 The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Common Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Company when determining such terms and conditions;
          13.3 The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Company and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the participants and the respective successors-in-interest of all of the foregoing; and
          13.4 The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.
          13.5 Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:
               13.5.1 Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan; and

               13.5.2 No member of the Board who is eligible to participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.
     14. Designation of Beneficiary.
          14.1 A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant’s account under the Plan in the event of such participant’s death at a time when cash or shares are held for his account.
          14.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.
     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees semi-annually as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. Each participant shall be provided, not less frequently than annually, with copies of the audited financial statements of the Company.
     18. Adjustments Upon Changes in Capitalization.
          18.1 Subject to any required action by the shareholders of the Company, in the event of an increase or decrease in the number of outstanding shares of Common Stock or in the event the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those participants to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities; provided, however, that conversion of any convertible security of the Company shall not require such adjustment. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.
          18.2 In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a “transaction”), after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:
          18.2.1 The acceleration of the exercisability of outstanding options granted at the Offering Date for the Offering Period then in effect, to the extent of the accumulated payroll deductions credited to each participant’s account as of the date of such acceleration;

          18.2.2 The complete termination of this Plan and a refund of amounts credited to the participants’ accounts hereunder; or
          18.2.3 The continuance of the Plan only with respect to completion of the then current Offering Period and the exercise of options thereunder. In the event of such continuance, participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.
In the event of a transaction where the Company survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     19. Amendment or Termination. The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Paragraph 18.2 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a participant, materially adversely affect or impair the right of a participant with respect to any outstanding option; and provided, further, that no such amendment shall:
          19.1 Increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 18.1 herein);
          19.2 Materially modify any requirements as to eligibility for participation in the Plan; or
          19.3 Materially increase the benefits accruing to participants under the Plan;
without the approval of the Company’s shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.
     20. Notices. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Shareholder Approval. This Plan, as amended, was most recently approved by the shareholders of the Company at the annual shareholders’ meeting held on May 16, 2001.
     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option and if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23. Term. Unless terminated earlier pursuant to Paragraph 19, this Plan shall terminate on the date specified by the Board.